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                                                                      EXHIBIT 21

                          WESTERN DIGITAL CORPORATION

                          SUBSIDIARIES OF THE COMPANY

                            NAME                                      JURISDICTION
                            ----                                      ------------
Connex, Inc. ...............................................  Delaware
Pacifica Insurance Corporation..............................  Hawaii
SageTree, Inc. .............................................  Delaware
Western Digital Canada Corporation..........................  Canada
Western Digital (Deutschland) GmbH..........................  Federal Republic of Germany
Western Digital (France) SARL...............................  France
Western Digital Hong Kong Limited...........................  Hong Kong
Western Digital Ireland, Ltd. ..............................  Cayman Islands
Western Digital (I.S.) Limited..............................  Ireland
Western Digital Japan Ltd. .................................  Japan
Western Digital (Malaysia) Sdn Bhd..........................  Malaysia
Western Digital Netherlands B.V. ...........................  The Netherlands
Western Digital (S.E. Asia) Pte Ltd.........................  Singapore
Western Digital (Singapore) Pte Ltd.........................  Singapore
Western Digital Taiwan Co., Ltd. ...........................  Taiwan, Republic of China
Western Digital (Tuas-Singapore) Pte Ltd....................  Singapore
Western Digital (U.K.) Limited..............................  United Kingdom